EXHIBIT 21





                                         Subsidiaries of the Registrant(1)




                                                 State of         Percentage
                                              Incorporation       Ownership
                                              -------------       ---------

Farmers and Mechanics Bank                     United States         100%

FMS Financial Services, Inc.(2)(4)             New Jersey            100%

Land Financial Services, Inc.(2)               New Jersey            100%

First Plunge, Inc. (3)(4)                      New Jersey            100%

Fishpond, Inc. (3)(4)                          New Jersey            100%

Angell Ayes, Inc. (3)(4)                       New Jersey            100%

Peter's Passion, Inc. (3)(4)                   New Jersey            100%

Atlantic Adventures, Inc.(3)                   New Jersey            100%

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(1) The operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached as Exhibit 13 to the Form 10-K.
(2)      Subsidiary of Farmers and Mechanics Bank.
(3)      Subsidiary of Land Financial Services, Inc.
(4)      Currently an inactive subsidiary.